EXHIBIT 10.1

EXTENSION AGREEMENT
EXTENSION AGREEMENT dated as of July 20, 2016 between Strata Skin Sciences, Inc. (the "Company"), a Delaware corporation, and Jeffrey F. O'Donnell, Sr. (the "Consultant") effective as of July 1, 2016 (the "Effective Date").
Recitals:
The parties entered into a Consulting Agreement dated as of November 4, 2015 (the "Agreement"), under which the Consultant provided consulting services to the Company.  The Consulting Agreement continued in effect through June 30, 2016.  The parties wish to extend the term of the Agreement through September 30, 2016, as provided in this Amendment.
NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:
1. Section 3 of the Agreement is hereby amended to extend the termination date of the Agreement to September 30, 2016.
2. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with their terms, except to the extent amended, modified or revised herein.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

STRATA SKIN SCIENCES, INC.

By:	/s/ David K. Stone	/s/ Jeffrey F. O'Donnell, Sr.
Title:	Chairman, Nominating & Governance Committees	Jeffrey F. O'Donnell, Sr.